Exhibit 23(j)

                          Independent Auditors' Consent

The Board of Trustees of
     The Flex-funds, Utilities Stock Portfolio, Mutual Fund Portfolio,
          Growth Mutual Fund Portfolio, Aggressive Growth Mutual Fund Portfolio, Growth Stock Portfolio, Bond Portfolio and Money Market Portfolio


We consent to the use of our reports incorporated by reference herein dated February 20, 2001 on the financial statements of The Flex-funds (comprising The Total Return Utilities, The Muirfield, Highlands Growth, Dynamic Growth, Aggressive Growth, U.S. Government Bond and Money Market Funds), Utilities Stock Portfolio, Mutual Fund Portfolio, Growth Mutual Fund Portfolio, Aggressive Growth Mutual Fund Portfolio, Growth Stock Portfolio, Bond Portfolio and Money Market Portfolio as of December 31, 2000 and for the periods indicated therein and to the references to our firm under the headings "Financial Highlights" in each prospectus and "Auditors" in the Statements of Additional Information.


                                                      KPMG LLP


Columbus, Ohio
April 26, 2001